EX-99.12(B)

Consent of Sutherland Asbill & Brennan LLP

Sutherland                                     1275 Pennsylvania Avenue, N.w.
Asbill &                                         Washington, D.C.  20004-2415
Brennan LLP                                                      202.383.0100
                                                             fax 202.637.3593

ATTORNEYS AT LAW                                               www.sablaw.com

Steven B. Boehm
DIRECT LINE: 202.383.0176
Internet: sboehm@sablaw.com

                                                    MARCH 26, 2002

The Management Committee
TIAA Separate Account VA-1
730 Third Avenue
New York, New York  10017-3206

               Re:  Registration of Individual Deferred
                    Variable Annuity Contracts (Registration
                    Nos. 33-79124 and 811-8520)
                    ----------------------------------------

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as a part of Post-effective Amendment No. 8 to the above-captioned registration statement on Form N-3. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                                Sincerely,




                                                SUTHERLAND, ASBILL & BRENNAN LLP


                                                BY:  /s/ Steven B. Boehm
                                                --------------------------------

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